UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Walt Disney Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On February 14, 2024, The Walt Disney Company ("Disney") updated its website www.VoteDisney.com, which contains information relating to Disney’s 2024 Annual Meeting of Shareholders. A copy of the updated website content (other than that previously filed) can be found below:

Join us as we build Disney’s Future Positioning Disney’s streaming for growth and profitability Reinvigorating Distney’s film studios Fortifying ESPN for the future Turbocharging Disney parks and Experiences Read our latest shareholder letter

Shareholder Materials PDF PDF PDF February 12, 2024 Letter to Shareholders February 7, 2024 Q1 FY24 Earnings Presentation February 1, 2024 Letter to Shareholders 2024 Proxy Statement HOW TO VOTE OUR BOARD COMPANY NEWS The Walt Disney Company EXPERT ANALYSIS CONTACTS LEGAL NOTICES

February 5, 2024

"[Peltz] wants to be on the coattails of greatness. He can see that this thing [Disney] is about to take a big upswing and that Iger knows exactly what he is doing"

Jeff Sonnenfeld, Yale School of Management

The Compound

January 18, 2024

"Personally, I trust Iger. It would be nice if we heard more from Nelson Peltz on what the actual strategy is other than just '*get me a board seat*', so I think Disney has a point there. '*Look we took 30 meetings with you, what do you want us to do? What's the right answer*?' Until shareholders know what that right answer is from the activists, I still feel like Iger deserves the trust of shareholders."

Josh Brown, CEO, Ritholtz Wealth Management

CNBC Fast Money

January 3, 2024

"Disney is the world's leading entertainment company. It has the best intellectual property, sports brand and parks & experiences assets in the industry. As legacy technologies transition to digital platforms, we believe Disney can lead the media industry forward. We could not be more excited to partner with Bob and the Board to help create long-term sustainable shareholder value."

Mason Morfit, ValueAct CEO

Disney Press Release

November 7, 2023

"[We have] yet to hear from Peltz what fundamentally does he see as a solution to the reasons the stock is down? I have yet to hear that message. Maybe he has a plan, maybe he has some solution to the streaming quagmire that all these companies are in, but I have yet to hear it."

Jim Stewart, New York Times Columnist

CNBC Closing Bell

Marvel Studios' Deadpool & Wolverine' Trailer Smashes Record for Most Views of All Time Everyone deserves a happy ending. Marvel Sti_dios' highly anticipated trailer for Deadpool & Wolverine broke global records following its release on Sunday, scoring 365 million views in 24 hours, which makes it the most viewed movie trailer of all time. Shawn Levy directs Deadpool & Wolverine, wiich stars Ryan Reynolds, Hugh Jackman, Emma Corrin, Morena Baccarin, Rob Delaney, Leslie Uggams. Karan Soni. and Matthew Macfadyen. Kevin Feige, Ryan Reynolds, Shawn Levy and Lauren Shuler Donner produce, with Louis D'Esposito, Wendy Jacobson, Mary McLaglen, Josh McLaglen, Rhett Reese, Paul Wernick, George Dewey, Simon Kinberg and Jonathon Komack Martin serving as executive producers. Deadpool & Wolverine is written by Ryan Reynolds & Rhett Reese & Paul Wernick & Zeb Wells & Shawn Levy. Marvel Studios' Deadpool & Wolverine opens in U.S. & Canadian movie theaters on July 26, and will be available in IMAX, RealD 3D, Dolby Cinema, 4DX, Cinemark XD and premium screens everywhere.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations, beliefs, plans, strategies, business or financial prospects or outlook, future shareholder value, priorities or performance; and other statements that are not historical in nature. These statements are made on the basis of the Company’s views and assumptions regarding future events and business performance and plans as of the time the statements are made. The Company does not undertake any obligation to update these statements unless required by applicable laws or regulations, and you should not place undue reliance on forward-looking statements.

Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives or other business decisions, as well as from developments beyond the Company’s control, including: the occurrence of subsequent events; further deterioration in domestic or global economic conditions or failure of conditions to improve as anticipated, including heightened inflation, capital market volatility, interest rate and currency rate fluctuations and economic slowdown or recession; deterioration in or pressures from competitive conditions, including competition to create or acquire content; consumer preferences and acceptance of our content and offerings, pricing model and price increases, and corresponding subscriber additions and churn, and the market for advertising and sales on our direct-to-consumer services and linear networks; health concerns and their impact on our businesses; international, political or military developments; regulatory or legal developments; technological developments; labor markets and activities, including work stoppages; adverse weather conditions or natural disasters; and availability of content. Such developments may further affect entertainment, travel and leisure businesses generally and may, among other things, affect (or further affect, as applicable): our operations, business plans or profitability, including direct-to-consumer profitability; our expected benefits of the composition of the Board; demand for our products and services; the performance of the Company’s content; our ability to create or obtain desirable content at or under the value we assign the content; the advertising market for programming; income tax expense; and performance of some or all Company businesses either directly or through their impact on those who distribute our products.

Additional factors are set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, including under the captions “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, and subsequent filings with the Securities and Exchange Commission (the “SEC”), including, among others, quarterly reports on Form 10-Q.

Additional Information and Where to Find It

Disney has filed with the SEC a definitive proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Disney’s 2024 Annual Meeting of Shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY DISNEY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Disney free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Disney are also available free of charge by accessing Disney’s website at www.disney.com/investors.

Participants

Disney, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by Disney. Information about Disney’s executive officers and directors is available in Disney’s definitive proxy statement for its 2024 Annual Meeting, which was filed with the SEC on February 1, 2024. To the extent holdings by our directors and executive officers of Disney securities reported in the proxy statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.